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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

CARREKER CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-24201 (Commission File Number)	75-1622836 (IRS Employer Identification No.)
4055 Valley View Lane Dallas, Texas 75244 (Address of principal executive offices)
(972) 458-1981 (Registrant's telephone number, including area code)

Item 5. Other Events.

        Carreker Corporation has received notice that the Securities and Exchange Commission has commenced an informal inquiry into matters under review by Carreker's Special Committee. As previously disclosed, in conjunction with the work of its Special Committee, Carreker is reviewing its financial statements, principally focusing on the timing of its recognition of revenues during prior periods. Carreker intends to cooperate fully with the Commission with respect to this inquiry.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2002

CARREKER CORPORATION
By:	/s/ TERRY L. GAGE Executive Vice President and Chief Financial Officer

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  Item 5. Other Events.
SIGNATURES